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                                                                    EXHIBIT 23.3


    CONSENT OF JOEL S. BAUM, P.A., INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



JOEL S. BAUM, P.A.

CERTIFIED PUBLIC ACCOUNTANT             MEMBER:
                                        American Institute of CPAs
                                        Florida Institute of CPAs
                                        AICPA SEC & Private Companies
                                        Division



Capitol Communities Corporation
25550 Hawthorne Blvd.
Suite 207
Torrance, CA 90505


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


     We consent to the use of our firm's audit dated September 30, 1996, as amended and attached as Exhibit 99 in the Company's June 30, 1997, Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on August 13, 1997, by reference in the Registration Statement (Form S-8) of Capitol Communities Corporation.

October 3, 1997
Coral Springs, Florida


                             By:     /s/ Joel Baum


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